 Exhibit 5.1

Dentons Durham Jones Pinegar, P.C. 111 South Main Street, Suite 2400 Salt Lake City, Utah 84111 United States dentons.com

June 30, 2021
Dynatronics Corporation
1200 Trapp Road
Eagan, Minnesota 55121

Re:
Registration Statement on Form S-3 (Registration no. 333-333-256280), Filed May 19, 2021

Ladies and Gentlemen:

As counsel to Dynatronics Corporation, a Utah corporation (the “Company”), we have examined the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about May 19, 2021 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale from time to time of (i) shares of the Company’s common stock, no par value per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), (iii) one or more series of debt securities (the “Debt Securities”) issuable pursuant to an indenture (the “Indenture”) by and between the Company and a financial institution to be identified therein as trustee (the “Trustee”), (iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (the “Warrants”), and/or (v) units consisting of any combination of such foregoing securities described in clauses (i) through (v) above (the “Units”), having an aggregate public offering price of up to $50,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the “Securities.”

The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus. We have also examined (i) the prospectus supplement filed, together with the Registration Statement and Prospectus, with the Commission on May 19, 2021 (the “Prospectus Supplement”) relating to the sale by the Company through Canaccord Genuity LLC and Roth Capital Partners, LLC, as the sales agents (the “Agents”), from time to time of shares of Common Stock (the “Placement Shares”) having an aggregate maximum offering price of up to $2,677,997 pursuant to the Registration Statement, the Prospectus and the Prospectus Supplement for the sale of the Placement Shares included in the Registration Statement, and (ii) that certain Equity Distribution Agreement, dated as of March 12, 2020, as amended by Amendment No. 1 to the Equity Distribution Agreement to be entered into by and between the Company and the Agents (the “Equity Distribution Agreement”). At your request, we are providing this letter to express our opinion on the matters set forth below (“our opinion”).

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of the Company’s current articles of incorporation and bylaws, as amended (collectively, the “Charter Documents”), the Registration Statement and the exhibits thereto, the Prospectus, the Prospectus Supplement, the Equity Distribution Agreement, certain corporate proceedings of the board of directors of the Company (the “Board”), committees of the Board and shareholders relating to adoption or approval of the Charter Documents, the filing of the Registration Statement, the entry into the Equity Distribution Agreement and the issuance of the Placement Shares, documents (including certificates from the Company and the Company’s transfer agent) regarding the Company’s outstanding and reserved capital stock and other securities, and such other documents as we have deemed advisable, and we have examined such questions of law as we have deemed necessary.

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In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents (other than the Company), the lack of any undisclosed termination, modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also assumed that any certificates or instruments representing the Securities, when issued, will be executed by officers of the Company duly authorized to do so, and, in the case of Debt Securities, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock, including any Placement Shares, will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 16-10a-626(1) of the Utah Revised Business Corporation Act, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee. In rendering our opinion, we have also relied upon a good standing certificate regarding the Company issued by the Division of Corporations and Commercial Code of the State of Utah and representations and certifications made to us by the Company, including, without limitation, representations in an opinion certificate addressed to us of even date herewith, that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company to enable the Company to issue and deliver all of the Securities as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (i) the existing federal laws of the United States of America, (ii) the existing laws of the State of Utah, and (iii) the Utah Revised Business Corporation Act and reported judicial decisions relating thereto (clauses (i) through (iii) collectively, the “Applicable Laws”). To the extent that any Warrant Agreement, Indenture or Unit Agreement (each as defined below) is governed by the laws of any jurisdiction other than the State of Utah, our opinion expressed below assumes that Internal Utah Law (as defined below) will exclusively apply to and govern such Warrant Agreement, Indenture or Unit Agreement, without regard to any interpretation or construction that might be indicated by the laws stated as governing any such Warrant Agreement, Indenture or Unit Agreement. As used herein “Internal Utah Law” means the internal laws of the State of Utah applicable to a contract made by Utah residents in the State of Utah that selects Utah law as the governing law of such contract, without regard to any laws or equitable principles regarding choice of law, conflict of laws or public policies that might make any other law(s) applicable. Without limitation, we express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state or any local or regional laws.

In connection with our opinions expressed below, we have assumed that, (i) at or prior to the time of the delivery of any of the Securities, including the Placement Shares, there will not have occurred any change in the law or the facts affecting the validity of the Securities, (ii) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form to be filed with the Registration Statement as an exhibit and that there will not have occurred any change in law affecting the enforceability of the Debt Securities, (iii) all applicable covenants binding on or applicable to the Company restricting the issuance of Debt Securities will have been validly waived, (iv) the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, (v) at the time of the offer, issuance and sale of any Securities, including the Placement Shares, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (vi) no future amendments will be made to the Charter Documents that would be in conflict or inconsistent with the Company’s right and ability to issue the Securities, including the Placement Shares, (vii) at the time of the offer, issuance and sale of any Securities, including the Placement Shares, the Company will have a sufficient number of authorized and unissued shares of the applicable class or series of its capital stock included in (or purchasable upon exercise or conversion of) the Securities, including the Placement Shares, so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of such applicable class or series) to be able to issue all such shares, and (viii) all purchasers of Securities, including the Placement Shares, will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities, including the Placement Shares, as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities, including the Placement Shares, that are shares of capital stock will not be less than the par value thereof. We also have assumed that the terms of any Debt Securities to be established subsequent to the date hereof, the issuance and delivery of Securities, including the Placement Shares, subsequent to the date hereof and the compliance by the Company with the terms of such Securities, including the Placement Shares, will not violate any Applicable Law (including, without limitation, any law relating to usury) or result in a violation of any provision of any of the Charter Documents or of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

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This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(i)
The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, assignment for the benefit of creditors, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers.
(ii)
The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.
(iii)
The effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money.

We express no opinion regarding the effectiveness of any waiver or stay, extension or of unknown future rights. Further, we express no opinion regarding the effect of provisions relating to indemnification, exculpation or contribution to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy.

The Company has informed us that the Company intends to issue the Securities, including the Placement Shares, from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations thereunder, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, excluding the Placement Shares, in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with Applicable Laws, rules or regulations of the Commission or other governmental body. In particular, except with respect to the Placement Shares, we assume that the Company will obtain the requisite approval of the Board and the requisite approval of its shareholders, if required by the laws of the State of Utah or the Charter Documents, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of its capital stock at the time of issuance to comply with any Securities. Except with respect to the Placement Shares, we also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with Applicable Laws in effect from time to time and duly amend its Articles of Incorporation to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized.

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With respect to our opinion expressed in paragraph (7) below, we have assumed upon the issuance of any of the Placement Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Articles of incorporation, as then in effect.

Based upon the foregoing, we are of the following opinion:

1.
With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (a) the issuance of and the terms of the offering of such shares of Common Stock and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company in accordance with the Charter Documents and Applicable Laws and (b) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Common Stock, upon payment of the consideration therefor (in an amount not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Common Stock), then such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.
With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the issuance and terms of such shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Charter Documents and the Utah Revised Business Corporation Act (a “Certificate”) and the filing of the Certificate with the Division of Corporations and Commercial Code of the State of Utah (or the filing of an amendment to the Company’s Articles of incorporation to similar effect), have been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company in accordance with the Charter Documents and Applicable Laws and (b) if required, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of warrants to purchase Preferred Stock, upon payment of the consideration therefor (in an amount not less than the par value per share of such Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other security of the Company, in accordance with the terms of such security or the instrument governing such security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (in an amount not less than the par value per share of the Preferred Stock), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.
With respect to any Debt Securities registered pursuant to the Registration Statement, when (a) the issuance of such Debt Securities has been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company in accordance with the Charter Documents and Applicable Laws, (b) an Indenture relating to such Debt Securities substantially in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (c) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board in accordance with the Charter Documents and Applicable Laws and duly executed by an authorized officer of the Company and (d) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery), any applicable definitive purchase, underwriting or similar agreement and upon the exercise of warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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4.
With respect to any Warrants registered pursuant to the Registration Statement, when (a) the issuance and terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company in accordance with the Charter Documents and Applicable Laws, (b) the Warrant Agreement has been duly authorized and validly executed and delivered and (c) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Company.

5.
With respect to any Units registered pursuant to the Registration Statement, when (a) the conditions outlined in the immediately preceding paragraphs (2) through (4) that apply to the Securities that make up such Units are all met, (b) the issuance and terms of such Units, the terms, execution and delivery of the unit purchase agreement relating to such Units (“Unit Agreement”), the terms of the offering thereof and related matters have been duly authorized by appropriate corporate action of the Board and, if required, the shareholders of the Company, (c) the Unit Agreement has been duly authorized and validly executed and delivered, and (d) such Units have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Units will constitute valid and binding obligations of the Company.

6.
The Placement Shares, to be issued and sold by the Company, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Common Stock) contemplated by the Equity Distribution Agreement and in accordance with the resolutions adopted and to be adopted by the Board with respect to the offer, sale and issuance of the Placement Shares will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

DENTONS DURHAM JONES PINEGAR P.C.
/s/ Dentons Durham Jones Pinegar P.C.